UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2018

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The named executive officers of Express, Inc. (the "Company") for 2017 are as follows: David Kornberg, President & Chief Executive Officer, Matthew Moellering, Executive Vice President & Chief Operating Officer, Periclis (“Perry”) Pericleous, Senior Vice President, Chief Financial Officer & Treasurer, James (“Jim”) Hilt, Executive Vice President & Chief Customer Experience Officer, and Erica McIntyre, former Executive Vice President - Merchandising. Ms. McIntyre left the Company on February 5, 2018. Mr. Hilt was promoted from Executive Vice President, Chief Marketing Officer, and e-Commerce to Executive Vice President & Chief Customer Experience Officer, with responsibility over marketing, stores, and e-commerce, on April 4, 2018.

NEO Compensation Arrangements

On April 3, 2018, in connection with the annual review of the executive compensation arrangements of the Company, the Compensation and Governance Committee (the "Committee") of the Company's Board of Directors approved the following changes to the compensation arrangements of the Company's named executive officers.

Annual Base Salary Changes

Named Executive Officer	Current Annual Base Salary	New Annual Base Salary
James ("Jim") Hilt - Executive Vice President and Chief Customer Experience Officer	$560,000	$650,000
Periclis ("Perry") Pericleous - Senior Vice President, Chief Financial Officer & Treasurer	$475,000	$500,000

The annual base salaries of Mr. Kornberg and Mr. Moellering, remain at $1,000,000 and $793,000, respectively. The base salary increases for Mr. Hilt and Mr. Pericleous became effective on April 1, 2018, and March 25, 2018, respectively.

Seasonal Performance-Based Cash Incentive Target Percentage Increases

Named Executive Officer	Current Compensation Target as a Percentage of Base Salary	New Incentive Compensation Target as a Percentage of Base Salary
James ("Jim") Hilt	60%	65%

The seasonal performance-based cash incentive compensation targets as a percentage of annual base salary for Messrs. Kornberg, Moellering, and Pericleous remain at 130%, 85%, and 65%, respectively. For a description of the Company's seasonal performance-based cash incentive plan, refer to the Company's definitive proxy statement on Schedule 14A ("Proxy Statement") filed with the Securities and Exchange Commission ("SEC") on April 28, 2017.

2018 Long-Term Incentive Awards

On April 4, 2018 the Company's named executive officers were granted the following equity and cash-based incentive awards:

Named Executive Officer	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units			Performance-Based Cash Award Value
		Threshold	Target	Maximum	Threshold	Target	Maximum
David Kornberg	362,319	90,580	181,159	362,319	$625,000	$1,250,000	$2,500,000
Matthew Moellering	94,203	23,551	47,101	94,203	$162,500	$325,000	$650,000
James ("Jim") Hilt	50,725	12,681	25,362	50,725	$87,500	$175,000	$350,000
Periclis ("Perry") Pericleous	43,478	10,870	21,739	43,478	$75,000	$150,000	$300,000

One-fourth of the time-based restricted stock units are scheduled to vest on April 15 of each of 2019, 2020, 2021, and 2022, subject to continued employment with the Company.

The percentage of performance-based restricted stock units and cash-based incentive awards (collectively, "Performance-Based Awards") that vest will be determined based on the Company’s adjusted diluted earnings per share for the three-year period commencing on the first day of the Company’s 2018 fiscal year and ending on the last day of the Company’s 2020 fiscal year, compared to the performance goals established by the Committee. The Performance-Based Awards that are earned based on achievement of the performance goals are scheduled to vest on April 15, 2021, subject to continued employment with the Company. The range of possible payouts for the Performance-Based Awards are set forth in the table above. The percentage of Performance-Based Awards that vest will be determined using straight line interpolation if adjusted diluted earnings per share over the performance period is an amount between the performance goals.

The Performance-Based Awards also include a relative total shareholder return (“TSR”) modifier such that payouts may be increased or decreased pursuant to the table below based on Company TSR performance relative to TSR of the Dow Jones U.S. Retail Apparel Index ("Peer Group") for the three-year period commencing on the first day of the Company’s 2018 fiscal year and ending on the last day of the Company’s 2020 fiscal year.

TSR Percentile Rank vs. Peer Group	TSR Modification to Payout of Performance-Based Awards
</=25th	-20%
Between 25th and 75th	None
>/=75th	+20%

The time-based restricted stock units were granted pursuant to the form of Restricted Stock Unit Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 4, 2014 and is incorporated herein by reference. The Performance-Based Awards were granted pursuant to a form of Restricted Stock Unit and Other Cash-Based Award Agreement, a copy of which is attached to this Current Report as Exhibit 10.1, and is incorporated herein by reference.

The foregoing time-based restricted stock unit awards and Performance-Based Awards were made pursuant to the Company’s 2010 Incentive Compensation Plan, as amended, which was filed with the SEC on April 28, 2017 as Appendix B to the Company's Proxy Statement and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit And Other Cash-Based Award Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: April 6, 2018	By	/s/ Lacey J. Bundy
Lacey J. Bundy
Senior Vice President, General Counsel & Secretary